UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

Blue Sphere Corporation

(Exact name of Registrant as specified in its Charter)

 Nevada

  333-147716

 98-0550257

  (State or Other Jurisdiction

of Incorporation or Organization)

  (Commission File Number)

  (I.R.S. Employer Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:972-9-8917438

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Construction Financing Agreement

On October 29, 2013, Orbit Energy Charlotte, LLC (“OEC”), Tipping, LLC (“Tipping”) and Caterpillar Financial Services Corporation (“Caterpillar”) entered into a Construction Financing Agreement (the “Construction Financing Agreement”).

Tipping, LLC is a wholly-owned subsidiary of Bluesphere Corporation (the “Company”) formed for the purpose of signing feedstock supply agreements for the 5.2MW anaerobic digester project in Charlotte, NC (the “Project”) that the Company expects to acquire from Orbit Energy, Inc., the project’s current owner.

The Construction Financing Agreement is the agreement pursuant to which Caterpillar Financial Service Corporation (“CAT”) has agreed, subject to the fulfillment of certain conditions, including, but not limited to the receipt and expenditure of the Equity Finance (as defined below), to provide up to $17,785,720 in debt financing (the “Debt Finance”) in respect of the Project.

The Debt Finance is to be divided into two phases: (i) a construction loan and (ii) a term loan. The term of the Debt Finance shall be 10 years. Interest on the construction loan component of the Debt Financing is based on LIBOR for deposits in dollars for a term of three months plus a variable-rate spread the minimum of which can be 5.32%. Interest on the term loan component of the Debt Finance will be fixed 60 days prior to the conversion of the construction loan into a term loan (based on CAT’s proprietary cost of funds). Prepayment of the construction loan is not permitted, but prepayment of the term loan is permitted subject to the payment of a fee the amount of which depends, in part, on the timing of the prepayment.

REF Bluesphere Joint Venture

On October 30, 2013, we entered into an Operating Agreement (the “Operating Agreement”) with REF Investments Ltd. (“REF”) with respect to the formation of REF Bluesphere LLC (the “JV”). The JV is a company set up to own and manage OEC and Tipping through certain intermediary companies. Pursuant to the Operating Agreement, REF has, subject to the fulfillment of certain conditions, agreed to invest $6,000,000 in cash plus $1,500,000 in a letter of credit in the form of equity financing for the Project (the “Equity Finance”). In exchange for the Equity Finance, REF will receive a 50% ownership stake in the JV leaving the Company with a 50% ownership stake in the JV. Until REF receives a 20% internal rate of return after taxes (the “Minimum Return”) on its investment of the Equity Finance of the Project, REF will receive 85% of the EBITDA of the Project and the Company will receive 15%. Once REF has received the Minimum Return, the allocation of net revenue shall become 50% to REF and 50% to the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Bluesphere Corporation

Dated: November 4, 2013

By: /s/ Shlomo Palas_____________

Name: Shlomo Palas

Title: Chief Executive Officer